EXHIBIT 8.1.2



                               September 13, 1996




Prime Venture I Holdings, L.P.                William Blair Venture Partners III
Prime Venture II, L.P.                          Limited Partnership
Prime Cable Growth Partners, L.P.             c/o Samuel B. Guren
Alaska Cable, Inc.                            Baird Capital Partners
c/o Prime Cable                               227 West Monroe Street
3000 One American Center                      Suite 2100
600 Congress Avenue                           Chicago, Illinois  60606
Austin, Texas  78701
Attn:  William P. Glasgow

Centennial Fund II, L.P.                      Austin Ventures, L.P.
Centennial Fund III, L.P.                     1300 Norwood Tower
Centennial Business Development               114 West 7th Street
  Fund, Ltd.                                  Austin, Texas  78701
c/o Centennial Funds                          Attn:  Jeffery C. Garvey
1999 Broadway, Suite 3100
Denver, Colorado  80202
Attn:  Jackson Tankersley, Jr.

        Re: Merger of Alaska Cable, Inc. with and into GCI Cable, Inc., a wholly-owned subsidiary of General Communication, Inc.

Gentlemen:

        You have requested our opinion with respect to certain federal income tax consequences of the merger of Alaska Cable, Inc. ("ACI") with and into GCI Cable, Inc. ("GCI Cable"), a wholly-owned subsidiary of General Communication, Inc. ("GCI"), in exchange for shares of GCI class A common stock, as hereinafter described. Our opinion is based on (i) the Securities Purchase and Sale Agreement (the "Purchase Agreement") entered into as of May 2, 1996, by


                                                         REGISTRATION STATEMENT
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September 13, 1996
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and between GCI and the  shareholders of ACI; (1) (ii) the Agreement and Plan of
Merger (the "Plan") to be entered into by and between ACI and GCI Cable; (iii) the Form S-4 Registration Statement to be filed with the Securities and Exchange Commission in connection with the merger (the "Registration Statement"); and
(iv) the facts, representations, and assumptions set forth below. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement or the Plan, as the case may be.

                                      FACTS

        The following facts were ascertained from our review of the Purchase Agreement, the Plan, and the Registration Statement. In rendering our opinions below, we have assumed all of the facts stated herein are accurate, without independently verifying the accuracy of any such facts. Furthermore, we are relying on the truth of the covenants, representations, and warranties of ACI, the shareholders of ACI, GCI, and GCI Cable as set forth in the Purchase Agreement and the Plan.

Capital Structure of ACI

        ACI is a corporation duly organized and existing under the laws of the State of Delaware with authorized capital consisting of 4,621 shares, classified as (i) 4,600 shares of class A common stock, par value $.10 per share ("ACI Class A Stock), of which 4,600 shares are issued and outstanding; and (ii) 21 shares of class B common stock, par value $.10 per share ("ACI Class B Stock"), of which 21 shares are issued and outstanding. The shares of the ACI Class A and B Stock are held by the following shareholders (collectively the "ACI Shareholders"): (i) Prime Venture I Holdings, L.P., which holds 600 shares of ACI Class A Stock and 5 shares of ACI Class B Stock; (ii) Prime Venture II, L.P., which holds 1,000 shares of ACI Class A Stock and 5 shares of ACI Class B Stock; (iii) Prime Cable Growth Partners, L.P., which holds 11 shares of ACI Class B Stock; (iv) Austin Ventures, L.P., which holds 800 shares of ACI Class A Stock; (v) William Blair Venture Partners III Limited Partnership, which holds 1,000 shares of ACI Class A Stock; (vi) Centennial Fund II, L.P. ("CFII"), which holds 200 shares of ACI Class A Stock; (vii) Centennial Fund III, L.P. ("CFIII"), which holds 600 shares of ACI Class

------------------------
     (1) GCI also agreed to purchase pursuant to the Purchase Agreement (i) 100 percent of the partnership interests in Prime Cable of Alaska, L.P. ("PCA") and
(ii) 100 percent of the outstanding stock of Prime Cable Fund I, Inc ("PCF") through the merger of PCF with and into GCI Cable in exchange for GCI class A common stock (the "PCF Merger"). We have provided under separate cover an opinion with respect to the federal income tax consequences of the PCF Merger. You have not requested an opinion with respect to the federal income tax consequences of the purchase of the PCA partnership interests.



                                                         REGISTRATION STATEMENT
                                                                         II-609
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September 13, 1996
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A Stock; and (viii) Centennial Business  Development Fund, Ltd. ("CBDF"),  which holds 400 shares of ACI Class A Stock.

Capital Structure of GCI Cable and GCI

        GCI Cable is a corporation duly organized and existing under the laws of the state of Alaska with authorized capital consisting of 1,000 shares, classified as common stock, no par value, of which 100 shares are issued and outstanding and held by GCI.

        GCI is a corporation duly organized and existing under the laws of the state of Alaska with authorized capital consisting of (i) 50,000,000 shares voting class A common stock, no par value ("GCI Class A Stock"), of which 19,696,207 were issued and outstanding as of April 15, 1996; (ii) 10,000,000 shares of Class B common stock convertible into GCI Class A Stock, of which 4,175,434 were issued and outstanding as of April 15, 1996; and (iii) 1,000,000 shares of preferred stock, of which no shares were issued and outstanding as of April 15, 1996.

The Merger

        The Purchase Agreement and the Plan provide for the merger of ACI with and into GCI Cable pursuant to Alaska Statutes Section 10.06.562 and Section 252 of the Delaware General Corporation Law (the "Merger"). Upon consummation of the Merger, the separate corporate existence of ACI shall cease, and GCI Cable shall continue as the surviving corporation. All ACI property of every kind and description shall be vested in and devolve upon GCI Cable without further act and deed, and GCI Cable shall assume all of the liabilities of every kind and description of ACI.

        At the Effective Time, each share of ACI Class A Stock issued and outstanding immediately before the Effective Time shall be converted into 1,237.261739 shares of GCI Class A Stock. Neither the Purchase Agreement nor the Plan grant the ACI Shareholders the right to receive cash in lieu of fractional shares of GCI Class A Stock. At the Effective Time, each share of ACI Class B Stock issued and outstanding immediately before the Effective Time shall be exchanged for cash in the amount of $1.00 per share.

        In Section 5.14 of the Purchase Agreement, GCI agrees to file with the Securities and Exchange Commission a Registration Statement relating to the shares of the GCI Class A Stock to be delivered to the ACI Shareholders pursuant to the Purchase Agreement and the Plan, and to use its reasonable best efforts to cause the Registration Statement to become effective. In Section 13 of the Purchase Agreement, GCI and the ACI Shareholders agree to execute the
Registration Rights Agreement attached thereto as Exhibit B under which GCI agrees to keep the


                                                         REGISTRATION STATEMENT
                                                                         II-610
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September 13, 1996
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prospectus that is a part of the original Registration  Statement current for at least two years after the Closing Date, after which the ACI Shareholders will be entitled to certain demand and piggyback registration rights.

        To secure the ACI Shareholder's indemnification for breaches of representations, warranties and covenants, the ACI Shareholders will deposit into escrow with a third party escrow agent 482,839 shares (the "Indemnity Shares") of the 5,691,404 total shares of GCI Class A Stock for 180 days after the Closing Date pursuant to Section 2.3 of the Purchase Agreement and the Escrow Agreement attached thereto as Exhibit A (the "Escrow Agreement"). Upon the expiration of such 180-day period, the escrow agent will disburse the Indemnity Shares not required to satisfy any indemnity claims made by GCI to Prime II Management, L.P. ("PIIM"), as the designated agent for the ACI Shareholders pursuant to the Sellers' Escrow Agreement entered into as of May 2, 1996, among the ACI Shareholders, the PCA partners, the PCF shareholder, and PIIM (the "Sellers' Escrow Agreement").

        Under the Sellers' Escrow Agreement, PIIM will hold the Indemnity Shares in escrow until one year and ten days from the Closing Date has expired, at which time PIIM will disburse to the ACI Shareholders any of the ACI Shareholders' Indemnity Shares not required to satisfy the indemnification claims, if any, made by GCI under the Purchase Agreement. During the term of the Sellers' Escrow Agreement, PIIM will disburse any dividends received with respect to the Indemnity Shares.

         With respect to the GCI Class A Stock other than the Indemnity Shares, the ACI Shareholders entered into an additional escrow agreement as of May 2, 1996 (the "ACI Escrow Agreement"). Under the ACI Escrow Agreement, each ACI Shareholder agreed to deposit with a third party escrow agent that number of shares of GCI Class A Stock it received in the Merger equal to the excess of (i) 50 percent of the aggregate number of shares of GCI Class A Stock received by such ACI Shareholder in the Merger, over (ii) the number of Indemnity Shares deposited into escrow by such ACI Shareholder pursuant to the Escrow Agreement.(2) CFII, CFIII and CBDF also agreed to deposit with a third party escrow agent that number of GCI Class A Stock they received in the Merger equal to the excess of (i) 50 percent of the aggregate number of shares of GCI Class A Stock received by them as a group in the Merger, over (ii) the number of Indemnity Shares deposited into escrow by them pursuant to the Escrow Agreement. The escrow agent will disburse such shares to the depositing ACI Shareholder one year and five days after the Closing Date (the "Distribution Date").


------------------------
     (2) For purposes of the ACI Escrow Agreement, CFII, CFIII, and CBDF acted as one shareholder and deposited the aggregate required shares with the escrow agent.



                                                         REGISTRATION STATEMENT
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September 13, 1996
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        In  Section  4  of  the  ACI  Escrow  Agreement,  each  ACI  Shareholder represents  and  warrants to the others that it has no current plan or intention
to  sell  or  otherwise   distribute  (other  than  distributions  to  such  ACI
Shareholder's partners; and each ACI Shareholder represents and warrants to the others that it has no knowledge that any distributee partner has any current plan or intention to sell or otherwise distribute) on or after the Distribution Date any of the GCI Class A Stock received by it in the Merger.

                        REPRESENTATIONS AND ASSUMPTIONS

         In connection with your request that we furnish this opinion, certain representations have been made to us by ACI and the ACI Shareholders and certain assumptions have been made by us with respect to the existence of certain facts. These constitute material representations and assumptions relied upon by us as a basis for our opinion, and our opinion is conditioned upon the initial and continuing accuracy of these representations and assumptions. These representations and assumptions are substantially the same as the representations required by the Internal Revenue Service (the "IRS") in order to seek a private letter ruling with respect to the applicability of Section 368(a)(1)(A) and (2)(D),(3) as set forth in Revenue Procedure 86-42, 1986-2 C.B. 722, section 7.03. (4) Specifically, it has been represented to us that:

1. As of the date of this opinion, the fair value of the GCI Class A Stock and other consideration receivable by each ACI Shareholder will be approximately equal to the fair of the ACI Class A and B Stock to be surrendered in the exchange.

2. There is no present plan or intention by any of the ACI Shareholders or, to the best of their knowledge, any of their partners to sell, exchange or otherwise dispose (except for distributions by an ACI Shareholder to its partners ("Distributee Partners")) of a number of shares of GCI Class A Stock to be received in the Merger that would reduce the ACI Shareholders', all of which are Partnerships, and the Distributee Partners' aggregate ownership of GCI Class A Stock to a number of shares having a value, as of the date of the Merger, of less than 50 percent of the value of all of the formerly outstanding ACI Class A and B Stock as of the date of the Merger. For purposes of this representation, shares of ACI Class A and B Stock exchanged for cash will be treated as outstanding ACI Class A or B Stock, as the case may be, on the date of the Merger. Moreover, shares of


------------------------
     (3) Unless otherwise stated, all references to Section refer to the Internal Revenue Code of 1986, as amended.

     (4) In Revenue Procedure 90-56, 1990-2 C.B. 639, the IRS stated that it will no longer issue advance rulings on whether a transaction constitutes a reorganization within the meaning of Section 368(a)(1)(A), but did not revoke Revenue Procedure 86-42.



                                                         REGISTRATION STATEMENT
                                                                         II-612
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September 13, 1996
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         ACI  Class A or B Stock and  shares  of GCI  Class A Stock  held by ACI
         Shareholders or Distributee Partners and otherwise sold, redeemed, or disposed of prior to, or with respect to which there is a plan or intent to so sell, redeem or dispose of subsequent to, the transaction will be considered in making this representation.

3. GCI Cable will acquire at least 90 percent of the fair value of the net assets and at least 70 percent of the fair value of the gross assets held by ACI immediately prior to the Merger. For purposes of this representation, ACI assets used to pay its reorganization expenses and all redemptions and distributions (except for regular, normal dividends) made by ACI immediately preceding the Merger will be included as assets of ACI held immediately prior to the Merger.

4. The liabilities of ACI assumed by GCI Cable and the liabilities to which the transferred assets of ACI are subject were incurred by ACI in the ordinary course of business.

5. Neither GCI nor GCI Cable will pay the expenses of ACI or the ACI Shareholders incurred in connection with the Merger.

6. There is no intercorporate indebtedness existing between GCI and ACI or between GCI Cable and ACI that was issued, acquired, or will be settled at a discount.

7. ACI is not under the jurisdiction of a court in a title 11 or similar case within the meaning of Section 368(a)(3)(A).

8. The fair value of the assets of ACI transferred to GCI Cable will equal or exceed the sum of the liabilities assumed by GCI Cable, plus the amount of liabilities, if any, to which the transferred assets are subject.

9.       No stock of GCI Cable will be issued in the Merger.

10. The following representations pertain to the terms and conditions associated with the Escrow Agreement and the Sellers' Escrow Agreement:

         a. There is a valid business reason for establishing each such escrow;

         b. the Indemnity Shares will appear as issued and outstanding on the balance sheet of GCI and such stock is legally outstanding under applicable state law;


                                                         REGISTRATION STATEMENT
                                                                         II-613
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September 13, 1996
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         c.      all dividends  paid on the Indemnity  Shares during the 180-day period of the Escrow Agreement will be distributed to the ACI Shareholders upon the expiration of such period to the extent that the Indemnity Shares are then distributed to the ACI Shareholders;

         d. all dividends paid on the Indemnity Shares during the period of the Sellers' Escrow Agreement will be distributed currently to the ACI Shareholders;

         e. all voting rights of the Indemnity Shares are exercisable by or on behalf of the ACI Shareholders or their authorized agent;

         f. no shares of the Indemnity Shares are subject to restrictions requiring their return to GCI because of death, failure to continue employment, or similar restrictions;

         g. all Indemnity Shares will be released from each escrow within 5 years from the effective time (except where there is a bona fide dispute as to whom the stock should be released);

         h. the return of the Indemnity Shares will not be triggered by an event the occurrence or nonoccurrence of which is within the control of the ACI Shareholders;

         i. the return of the Indemnity Shares will not be triggered by the payment of additional tax or reduction in tax paid as a result of a IRS audit of the ACI Shareholders or ACI with respect to the Merger;

         j. the mechanism for the calculation of the number of shares of the Indemnity Shares to be returned is objective and readily ascertainable; and

         k. at least 50 percent of the number of shares of GCI Class A Stock issued initially to the ACI Shareholders in the Merger is not subject to any of such escrow arrangements.

        In addition to the above factual representations, we have assumed the existence of the following facts for purposes of rendering our opinion:

1. Prior to the Merger, GCI will be in control of GCI Cable within the meaning of Section 368(c).


                                                         REGISTRATION STATEMENT
                                                                         II-614
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September 13, 1996
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2.       Following the transaction,  GCI Cable will not issue additional  shares of its stock that would result in GCI losing control of GCI Cable within the meaning of Section 368(c).

3. GCI has no plan or intention to reacquire any of the GCI Class A Stock issued in the Merger except for Indemnity Shares reacquired by GCI pursuant to the Escrow Agreement and the Sellers' Escrow Agreement.

4. GCI has no plan or intention to liquidate GCI Cable; to merge GCI Cable with and into another corporation; to sell or otherwise dispose of the GCI Cable stock; or to cause GCI Cable to sell or otherwise dispose of any of the assets of ACI acquired in the Merger, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C).

5. Following the Merger, GCI Cable will continue the historic business of ACI or use a significant part of ACI's historic business assets in a business.

6. Neither ACI, GCI, nor GCI Cable is an investment company as defined in Sections 368(a)(2)(F)(iii) and (iv).

7. Neither GCI nor GCI Cable own, nor has it owned during the past five years, any shares of the ACI Stock.

8. The Merger will be carried out strictly in accordance with the terms of the Purchase Agreement and the Plan.

9. The GCI Class A Stock exchanged by GCI Cable in the Merger will be received by GCI Cable immediately prior to and in connection with the Merger.

10. None of the ACI Shareholders will receive cash in lieu of fractional shares of GCI in the Merger.

11. There are no other agreements, arrangements, or understandings among any of ACI, the ACI Shareholders, GCI, and GCI Cable other than those described or referenced in the Purchase Agreement or the Plan.

12. The Merger will constitute a statutory merger under the applicable laws of the State of Alaska and the State of Delaware.


                                                         REGISTRATION STATEMENT
                                                                         II-615
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September 13, 1996
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13.      Neither the ACI Shareholders nor the Distributee  Partners will dispose of the GCI Class A Stock received by the ACI Shareholders in the Merger to such extent as to cause the Merger to not satisfy the continuity of
         proprietary   interest   requirement  of  Treasury  Regulation  Section
         1.368-1(b).


                                LEGAL AUTHORITIES

        Section 368(a)(1)(A) defines a "reorganization" to include a statutory merger. Treasury Regulation Section 1.368-2(b)(1) provides that in order to qualify as a reorganization under Section 368(a)(1)(A) the transaction must be a merger effected pursuant to the corporation laws of the United States or a State or Territory or the District of Columbia.

        Section 368(a)(2)(D) provides that a transaction otherwise qualifying under Section 368(a)(1)(A) shall not be disqualified by reason of the fact that stock of a corporation which is in control, within the meaning of Section 368(c), of the acquiring corporation is used in the transaction if (i) the acquiring corporation acquires "substantially all of the properties" of the acquired corporation as a result of the transaction, and (ii) no stock of the acquiring corporation is used in the transaction.

        Control is defined in Section 368(c) as the ownership of stock possessing at least 80 percent of the total combined voting power of all classes of stock entitled to vote and at least 80 percent of the total number of shares of all other classes of stock of the corporation.

        Treasury Regulation Section 1.368-2(b)(2) provides that the term "substantially all" under Section 368(a)(2)(D) has the same meaning as it has in
Section 368(a)(1)(c). The IRS provided in Revenue Ruling 57-518, 1957-2 C.B. 253 that the test for substantially all under Section 368(a)(1)(C) will depend on the facts and circumstances in each case rather than upon any particular percentage. For advance ruling purposes, the IRS indicated in Revenue Procedure 77-37, 1977-2 C.B. 568 that the "substantially all" requirement will be satisfied if there is a transfer of assets representing at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by the acquired corporation immediately prior to the transfer.

        Treasury Regulation Section 1.368-1(b) provides that requisite to a reorganization under Section 368(a) is a continuity of the business enterprise under the modified corporate form. Treasury Regulation Section 1.368-1(d)(2) provides that continuity of business enterprise requires that the acquiring corporation either (i) continue the historic business of the acquired corporation or (ii) use a significant portion of the acquired corporation's historic business assets in a business.


                                                         REGISTRATION STATEMENT
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        Treasury Regulation Section 1.368-1(b) also provides that requisite to a reorganization under Section 368(a)(1) is a continuity of interest in the business enterprise on the part of those persons who, directly or indirectly, were the owners of the enterprise prior to the reorganization. In Revenue Ruling 84-30, 1984-1 C.B. 115, the IRS interpreted the phrase "directly or indirectly" under Treasury Regulation Section 1.368-1(b). In Revenue Ruling 95-69, 1995-42 I.R.B. 4, the IRS ruled that the satisfaction of the continuity of interest requirement was not affected by a partnership's distribution of stock received in a reorganization to its partners in accordance with their interests in the partnership. The distributee partners were considered an indirect owner of the business enterprise under Treasury Regulation Section 1.368-1(b).

        For advance ruling purposes, the IRS provided in Revenue Procedure 77-37, 1977-2 C.B. 568 that the continuity of interest requirement is satisfied if there is a continuing interest through stock ownership in the acquiring corporation (or a corporation in control thereof) on the part of the direct or indirect former owners of the acquired corporation which is equal in value, as of the effective date of the reorganization, to at least 50 percent of the value of all of the formerly outstanding stock of the acquired corporation as of the same date. Sales, redemptions, and other dispositions of stock occurring prior or subsequent to the plan of reorganization will be considered in determining whether there is a 50 percent continuing interest through stock ownership as of the effective date of the reorganization. Revenue Procedure 77-37, by its terms, does not define, as a matter of law, the lower limits of continuity of interest. See, e.g., John A. Nelson Co. v. Helvering, 296 U.S. 374 (1935); Helvering v. Minnesota Tea Co., 296 U.S. 378 (1935); Miller v. Commissioner, 84 F.2d 415 (6th Cir. 1936).

        The direct or indirect owners of the acquired corporation must not plan or intend, at the time of the reorganization, to sell, exchange or otherwise dispose of a number of shares of the stock of the acquiring corporation (or the corporation in control thereof) received in the reorganization that would negate the required continuity of interest in the acquiring corporation under Treasury Regulation Section 1.368-1(b); if they do have such a plan or intent, any post-reorganization sales of such stock will be taken into account in determining whether the continuity of interest requirement is satisfied. See e.g., McDonald's Restaurants of Illinois v. Commissioner, 688 F.2d 520 (7th Cir.
1982); Penrod v. Commissioner, 88 T.C. 1415 (1987)

        In Revenue Procedure 84-42, 1984-1 C.B. 521, the IRS stated that in reorganization transactions a portion of the stock issued in exchange for the requisite stock or property may be placed in escrow by the exchanging shareholders for possible return to the issuing corporation under specified conditions provided that: (i) there is a valid business reason for establishing the arrangement; (ii) the stock subject to such arrangement appears as issued and outstanding on the balance sheet of the issuing corporation and such stock is legally outstanding under applicable state law; (iii) all dividends paid on such stock will be distributed currently to the exchanging


                                                         REGISTRATION STATEMENT
                                                                         II-617
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September 13, 1996
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shareholders;  (iv) all  voting  rights of such stock are  exercisable  by or on behalf of the shareholders or their authorized agent; (v) no shares of such stock are subject to restrictions requiring their return to the issuing corporation because of death, failure to continue employment, or similar restrictions; (vi) all such stock is released from the arrangement within 5 years from the date of the consummation of the transaction (except where there is a bona fide dispute as to whom the stock should be released); (vii) at least 50 percent of the number of shares of each class of stock issued initially to the shareholders is not subject to the arrangement; (viii) the return of stock will not be triggered by an event the occurrence or nonoccurrence of which is within the control of the shareholders; (ix) the return of stock will not be triggered by the payment of additional tax or reduction in tax paid as a result of an audit by the IRS of the shareholders or the corporation; and (x) the mechanism for the calculation of the number of shares of stock to be returned is objective and readily ascertainable.

        Section 354(a)(1) provides the general rule that no gain or loss shall be recognized if stock or securities in a corporation a party to a reorganization are, in pursuance of the plan of reorganization, exchanged solely for stock or securities in such corporation or in another corporation a party to the reorganization.

        Section 368(b)(2) defines a party to a reorganization to include in the case of a reorganization under Section 368(a)(2)(D) the acquired corporation, the acquiring corporation, and the corporation in control of the acquiring corporation.

        Section 356(a)(1) provides that if Section 354 would apply to an exchange but for the fact that the property received in the exchange consists not only of property permitted by Section 354 but also other property or money, then the gain, if any, to the recipient shall be recognized to the extent of the sum of such money and the fair market value of such other property.

        Section  358(a)(1)  provides  that in the case of an  exchange  to which
Section 354 applies,  the basis of the property  permitted to be received  under
Section 354 without the recognition of gain or loss shall be the same as that of the property exchanged.

        Section 1223(1) provides that in determining the period for which the taxpayer has held property received in an exchange, there shall be included the period for which he held the property exchanged if the property has, for the purpose of determining gain or loss from a sale or exchange, the same basis in whole or part in his hands as the property exchanged and the property exchanged at the time of such exchange was a capital asset as defined in Section 1221.

        Section 361(a) provides the general rule that no gain or loss shall be recognized to a corporation if such corporation is a party to a reorganization and exchanges property, in


                                                         REGISTRATION STATEMENT

September 13, 1996
Page


pursuance of the plan of reorganization, solely for stock or securities in another corporation a party to the reorganization.

        Section 361(b) provides that if Section 361(a) would apply to an exchange but for the fact that the property received in the exchange consists not only of property permitted by Section 361(a) but also other property or money, then the recipient corporation shall not recognize any gain on the exchange if it distributes the sum of such money and the fair market value of such other property in pursuance of the plan of reorganization.



                                    OPINIONS

        Based upon the facts, representations, and assumptions set forth above, the authorities and ruling policies of the IRS discussed above as applied to those facts, representations, and assumptions and conditioned upon the initial and continuing accuracy of the representations and assumptions set forth above, it is our opinion that:

1. The Merger will constitute a reorganization within the meaning of Sections 368(a)(1)(A) and (2)(D), and ACI, GCI Cable, and GCI will each be a party to the reorganization within the meaning of Section 368(b).

2. No gain or loss will be recognized by any of the ACI Shareholders upon the receipt of shares of GCI Class A Stock in exchange for shares of ACI Class A Stock pursuant to the Merger; an ACI Shareholder who receives cash in exchange for its ACI Class B Stock will recognize gain or loss equal to the difference between such cash and the basis of such stock.

3. The tax basis of the shares of GCI Class A Stock received by each ACI Shareholder in the Merger will be the same as the tax basis for its ACI Class A Stock.

4. The holding period of the GCI Class A Stock received by each ACI Shareholder in the Merger will include the holding period of the shares of ACI Class A Stock exchanged therefor, provided the ACI Class A Stock is held as a capital asset immediately before the Merger.

5. No gain or loss will be recognized by ACI upon the transfer of its assets to GCI Cable pursuant to the Merger.


                                                         REGISTRATION STATEMENT

September 13, 1996
Page


        In rendering our opinion, we have considered and relied upon the authorities and ruling policies of the IRS discussed above, all of which are subject to change prospectively and retroactively. No assurance can be given that the federal income tax consequences of the Merger under subsequent legislation, Treasury Regulations, administrative rulings and interpretations, or judicial decisions will be the same as the federal income tax consequences stated in this opinion.

        We have rendered the foregoing opinion as of the date hereof, and we do not undertake to supplement our opinion with respect to factual matters or changes in the law which may hereafter occur.

        We express no opinion as to the tax treatment of the Merger under the provisions of any other Sections of the Code which may also be applicable thereto or to the tax treatment of any conditions existing at the time of, or effects resulting from, the transactions which are not specifically addressed in the foregoing opinion.

        We also express no opinion as to the federal income tax consequences to the Distributee Partners upon a distribution by an ACI Shareholder, all of which are Partnerships, of all or a portion of the GCI Class A Stock received by such ACI Shareholder in the Merger. Section 731(c) provides that the distribution by a partnership of marketable securities shall be treated in the same manner as a cash distribution, in which case the distributee partners would recognize gain under Section 731(a)(1) to the extent that the fair market value of the marketable securities received exceeds their adjusted basis in the partnership. Proposed Treasury Regulation Section 1.731-2(d)(2), however, provides that marketable securities will not be treated in the same manner as cash to the extent that (i) the security was acquired in a nonrecognition transaction in exchange for property other than money or marketable securities, (ii) the distributed security is actively traded as of the date of distribution, and
(iii) the security is distributed within five years of either the date on which the security was acquired by the partnership or, if later, the date on which the security became actively traded. This Proposed Treasury Regulation applies to distributions of marketable securities made after December 31, 1995 and is subject to change and is not binding before being adopted either as a Temporary or Final Treasury Regulation, and technically will not be effective until the date specified in the Temporary or Final Regulations. Accordingly, it is not certain that the treatment provided in Proposed Treasury Regulation Section 1.731-2(d)(2) will be appropriate or available unless and until Temporary or Final Treasury Regulations become effective. Assuming that Temporary or Final
Treasury Regulations are issued adopting Proposed Treasury Regulation 1.731-2(d)(2), a distribution by an ACI Shareholder of the GCI Class A Stock to the Distributee Partners after the effective date of such Temporary or Final Treasury Regulations and within five years of the Merger would not be treated as a distribution of money under Section 731(c). Thus, the Distributee Partners would not recognize gain upon such distribution, and the Distributee Partner's
basis  in  the  GCI  Class  A  Stock  would  equal  (i)  if  a   non-


                                                         REGISTRATION STATEMENT

September 13, 1996
Page


liquidating distribution, the ACI Shareholder's basis in the GCI Class A Stock immediately before the distribution pursuant to Section 732(a) (e.g., a carryover basis) or (ii) if a liquidating distribution, the Distributee
Partner's adjusted basis in its Partnership interest in the ACI Shareholder reduced by any money received in liquidation and any basis allocated to other property received in liquidation (e.g., a substituted basis). The Distributee Partners would recognize gain or loss on a subsequent taxable disposition of the GCI Class A Stock.

        Our opinion expressed herein is given to you by us solely for your use and is not to be quoted or otherwise referred to or furnished to any governmental agency (other than to the Securities and Exchange Commission as an exhibit to the Registration Statement or to the IRS in connection with an examination of the Merger) or to other persons without our prior written consent. We hereby consent to the use of our name under "Certain Federal Income Tax Consequences" in the Registration Statement and the filing of a copy of this opinion as an exhibit to the Registration Statement.

                                                    Sincerely,


                                                         /S/

                                                    JENKENS & GILCHRIST,
                                                    a Professional Corporation


                                                         REGISTRATION STATEMENT
                                                                         II-621